Global Investors Services, Inc

287 East 950 South

Orem, Utah 84058

March 8, 2012

Mr. Todd Tabacco

Mr. Rich L'Insalata

Re:	Letter of Intent

Dear Mr. Tabacco and L'Insalata:

This letter of intent sets forth our understanding as to the essential terms of the proposed acquisition by Global Investors Services, Inc. ("Global") of 100% of the equity interests in Instilend Technologies, Inc., a New York corporation about to be organized ("Instilend"). At the time of the closing, Instilend will be the exclusive worldwide owner of an exclusive royalty free license and distribution agreement for the use of the related Matador Platform, Website, and client list of a software program known as Stock Locate together with a non-competition agreement from the licensor (the “Acquired Assets”).

The parties intend to implement the terms hereof in good faith, provided that this letter agreement shall be subject to (a) the completion by all parties of due diligence; (b) the preparation and execution of stock purchase and other related agreements and documents satisfactory in form and substance to each of us and to our respective counsel; and (c) the receipt of all required regulatory and other approvals.

1. At the closing, Global will acquire all of the equity interests in Instilend, free and clear of all liens claim and encumbrances, all pursuant to the terms of a definitive stock purchase agreement which will incorporate the terms of this letter of intent, with such modifications as may be agreed on by the parties and their respective counsel. Following the closing, Instilend will be a 100% owned subsidiary of Global.

2. In exchange for the equity interests in Instilend, Global will issue to Instilend's shareholders a number of shares of Global stock which will equal approximately 56% of the number of shares of Global's common stock to be issued and outstanding after the closing and $300,000 to be disbursed at the direction of Joseph Louro and Todd Tobacco. The shares of Global stock will be held substantially as set forth on Schedule B attached hereto.

3. Global represents and agrees that:

a. it is a duly organized, validly existing public corporation, and in good standing with the State of Nevada. Global files reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and is in compliance with all laws and regulations relating thereto.

b. Its published financial statements, accurately reflect its financial condition and results of operations as of and for the period ended on such date, and that it is not a party to or threatened to be a party to any actions, suits, proceeding, investigations or administrative actions which could, individually or in the aggregate, have a material adverse effect on its assets or business. Prior to the closing, It will issue, file and provide to each of you its audited financial statements as at and for the year ended March 31, 2011 and unaudited financial statements as at and for the nine month period ended December 31, 2011.

c. It is authorized to issue a total of 1,500,000,000 shares of common stock, and has no other class of equity stock or instruments authorized or issued. Prior to the closing it will implement a 1 for 200 share reverse stock split of its authorized and outstanding shares of common stock, which will be followed by an increase to the authorized shares of common stock so that as of the date of the closing (a) it will be authorized to issue a total of 50,000,000 shares of common stock and (b) will have a total of no more than 19,000,000 shares of common stock issued and outstanding, and (c) all outstanding convertible notes, preferred stock, stock options or similar rights will have been exercised, and no such notes, preferred stock, stock options or similar rights will remain outstanding.

d. It has been duly authorized by all necessary action of its shareholders and board of directors to enter into and carry out the terms of this letter of intent.

e. The shares of common stock to be issued by Global hereunder shall be duly authorized, non-assessable and fully paid, and free and clear of all liens, claims, encumbrances and restrictions whatsoever, except for those required by securities laws and those described in subparagraphs b and c hereof

4. Instilend represents and agrees that:

a. It is, or as of the closing will be, a duly organized validly existing New York corporation, and in good standing..

b. It is a newly formed entity and has had no active operations, and its sole material assets are the Acquired Assets.

c. It is not a party to or threatened to be a party to any actions, suits, proceeding, investigations or administrative actions which could, individually or in the aggregate, have a material adverse effect on its assets or business. As of the closing date, Instilend's sole liability will be a convertible note for the purchase of its license and distributorship, payment of which shall be made at the closing by Instilend's current shareholders by the transfer by such current shareholders, in full payment of such convertible note, of a portion of the shares of stock of Global received by such current shareholders pursuant to Paragraph 2 hereof, whereupon the convertible note shall be cancelled and deemed paid in full.

d. It will have two classes of common stock, Class A (with voting rights) and Class B (without voting rights), all of which will be transferred to Global at the closing. The Class B shareholders shall have entered into an escrow agreement whereby their shares of Global shall be deposited into an escrow account and shall be released upon achieving certain milestones.

e. All of if its shareholders have consented and agreed to the terms and conditions of this letter of intent.

f. Each Class B Instilend shareholder receiving Global shares will execute and deliver a voting proxy agreement pursuant to which they grant an irrevocable five year voting proxy to Joseph Louro and Todd Tabacco, or their respective successors, pursuant to which the proxy holders shall be empowered to jointly vote any or all of the shares of common stock of Global subject to the proxy as they deem appropriate.

5. At the closing the appropriate parties will enter into a lock-up agreement, pursuant to which, for period of three years from and after the closing, neither Joseph Louro nor any equity member of Instilend, or any other person or entity who receives Global shares at the closing, may sell or otherwise dispose of all or any part of their respective shares of common stock of Global; provided, however, each such party may sell or transfer, in any one year, up to 20% of their respective share holdings, provided that any such sales or transfers are permitted and made in accordance with applicable law rules and regulations.

6. The following other terms and conditions will apply:

a. As of the closing, Global will have entered into a employment agreement with Joseph Louro as a key employee under which, among other things, Dr Louro will receive additional shares of Common stock of Global such that, when added to his current holdings, and following the 1 for 200 share reverse stock split intended to be conducted prior to the closing, he and the other key management employees of Global will be the owners of a total of not more than 3,240,671 shares of Common stock, representing a maximum of 17.26 percent of the issued and outstanding shares of capital stock of Global.

b. In addition, Instilend will have entered into employment agreement with Todd Tabacco and Rich L'Insalata (the "Managers"). The respective employment agreements will contain such other terms and conditions of as may be approved by each of Dr. Louro, the Board of Directors of Global and the employees of Instilend.

c. Global will assign full operational authority of Instilend to the Managers subject of the oversight of the Board of Directors and CEO of Global. The CEO shall serve as a director of Instilend. The purpose of this provision is to allow the Managers to continue its operational business without any integration disruption this provision. However, this provision does not mean that the Managers will be sharing or distributing in profits amongst themselves beyond a pre-approved incentive bonuses set forth in pre-approved Employment Agreements. In any event all revenues and profits are allocated 100% to Global. Further, the Managers understands that Global is a fully reporting public company filing reports with the SEC under the Securities Exchange Act of1934. As such, Instilend and the Managers will at all times respond to all information and document requests.

d. Prior to the closing, Instilend will use its best efforts to enter into a separate agreement with Legend Securities, Inc., ("Legend") under which it will create an online brokerage division or other similar arrangement with Legend. The agreement will be on terms and conditions reasonably approved by Legend and Instilend, but will include provisions that:

(i) require Legend to be responsible for all regulatory filings of or relating to the online brokerage division;

(ii) require Legend to absorb (and to demonstrate that they have the resources necessary to absorb) all of the cost to be incurred in accordance with a pro forma schedule agreed upon at or prior to the closing for the operation of the online brokerage division for a six month period following entry into the agreement, or until the division reaches breakeven, whichever comes later;

(iii) requires Legend to provide all necessary licensed personnel to manage and run the online brokerage division;

(iv) requires not less that 50% of the net profits of the online brokerage division to be distributed to Instilend on a quarterly basis;

(v) Provides that Instilend will obtain an option to purchase the online brokerage business from Legend at a price and on terms specified in such agreement; and

(vi) Provides that Legend will, not later than 90 days after the closing, raise or find investors to raise, at least $500,000 of net proceeds, by the sale of Global securities.

The parties each acknowledge that Legend and or its affiliates, employees, contractors or principals may benefit directly and indirectly from the transactions contemplated hereby and may have an ongoing conflict of interest since they may be affiliated with Instilend and since they were also responsible for introducing the proposed acquisition to Global. The parties represent to each other that Legend is not entitled to any fee in or commission connection with this proposed transaction.

The Parties acknowledge that Legend and or its affiliates, employees, contractors or principals may have the right or option to acquire a portion of the Global shares to be issued hereunder, and Global consents to such transfer provided that the transferees first acknowledge, in writing, that such shares shall be subject to the voting proxy and other restrictions provided herein.

e. The parties agree that the employees of Instilend shall retain a percentage of Instilend’s net pre-tax profits which shall be determined by Global and the Managers prior to closing and which shall be used for performance bonuses and for affiliates and legal referral fees.

7. The parties will use their reasonable best efforts to obtain all necessary third-party and government consents (including all certificates, permits and approvals required in connection with the operation of Instinet and, if acquired, the online brokerage division. (collectively, the "Business").

8. The parties agree to use their best efforts to prepare, negotiate and execute a purchase agreement which will reflect the terms set forth in this letter agreement, and will contain customary representations and warranties.

9. The parties will cooperate with each other in connection with their respective due diligence investigation of the other and will provide each other with prompt and reasonable access to key employees and to books, records, contracts and other information pertaining to their business and operations.

10. The parties will use the due diligence information they receive from the other party solely for the purpose of the due diligence investigation of the other, and unless and until the parties consummate the transactions contemplated hereby the parties and their respective affiliates, directors, officers, employees, advisors, and agents will keep the due diligence information strictly confidential. The parties will disclose the due diligence information only to those of their respective representatives who need to know such information for the purpose of consummating the transactions. Each party agrees to be responsible for any breach of this paragraph by any of its representatives. In the event the transactions are not consummated, the parties will return to the other any materials containing due diligence information, or will certify in writing that all such materials or copies of such materials have been destroyed. Neither party will use any due diligence information to compete with the other Seller in the event that the transactions are not consummated. The provisions of this paragraph will survive the termination of this letter agreement.

11. Until the consummation of the transactions, or in the event that the parties do not consummate the transactions, neither party will solicit or recruit the employees of the other .

12. For a period of ten calendar months from the date hereof, neither party will enter into any agreement, discussion, or negotiation with, or provide information to, or solicit, encourage, entertain or consider any inquiries or proposals from, any other corporation, fire or other person with respect to (a) the possible disposition of a material portion of the other, or (b) any business combination involving the other, whether by way of merger, consolidation, share exchange or other transaction.

13. All press releases and public announcements relating to the transactions contemplated hereby will be agreed to and prepared jointly by the parties.

14. Each party will pay all of its expenses, including legal fees, incurred in connection with the transactions contemplated hereby.

15. Each party represents and warrants that the other party will not incur any liability in connection with the consummation of the acquisition of the transactions contemplated hereby to any third party with whom the indemnifying party or its agents have had discussions regarding such transactions, and agrees to indemnify, defend and hold harmless the other party, its officers, directors, stockholders, lenders and affiliates from any claims by or liabilities to such third parties, including any legal or other expenses incurred in connection with the defense of such claims. The covenants contained in this paragraph will survive the termination of this letter agreement.

If you are in agreement with the terms of this letter agreement, please sign in the space provided below and return a signed copy to Dr. Louro by the close of business on March 6, 2012.

Very truly yours,

Global Investor Services, Inc.

By: /s/Dr. Joseph Louro

Name: Dr. Joseph Louro

Title: CEO

ACKNOWLEDGED AND AGREED:

/s/Todd Tabacco

Todd Tabacco

/s/Rich L'Insalata

Rich L'Insalata

 Schedule A Acquired Assets

 Schedule B List of Instilend Shareholders